UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 8, 2007
OCEANEERING INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10945 (Commission File Number)	95-2628227 (I.R.S. Employer Identification No.)

11911 FM 529 Houston, Texas (Address of principal executive offices)	77041 (Zip Code)
Registrant’s telephone number, including area code: (713) 329-4500

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On March 8, 2007, the Compensation Committee of the Board of Directors of Oceaneering International, Inc. (the “Committee”) took the following actions relating to the compensation of Oceaneering’s chief executive officer and each other current named executive officer listed in the Summary Compensation Table in Oceaneering’s proxy statement for its 2006 annual meeting of stockholders (the “Named Executive Officers”), Philip D. Gardner, who was designated an executive officer of Oceaneering in November 2006, and John R. Huff, Oceaneering’s Chairman of the Board of Directors who relinquished his position as Oceaneering’s chief executive officer in May 2006.
1. Approval of Cash Bonuses for 2006
     The Committee approved bonuses under Oceaneering’s 2005 Incentive Plan (the “Plan”) and bonuses payable outside the Plan.
     The Committee previously established performance goals for calendar year 2006 with respect to achievement of net income by Oceaneering in calendar year 2006 under the Plan (the “2006 Cash Bonus Award Program”). The Committee considered the attainment of such performance goals to be in excess of the net income amount that results in the Named Executive Officers and Mr. Huff achieving the maximum amount payable under the 2006 Cash Bonus Award Program.
     In addition, the Committee approved additional merit bonuses to the Named Executive Officers based on Oceaneering’s performance, the outstanding contributions to Oceaneering’s performance by these officers and, with respect to Mr. Collins and Mr. McEvoy, the additional responsibilities they assumed as a result of their promotions in May 2006 to chief executive officer and executive vice president, respectively. The additional merit bonuses are to be paid in cash as soon as possible and are not required under any plan, arrangement or agreement.
     The following table summarizes these cash bonuses under the 2006 Cash Bonus Award Program and merit cash bonuses to be paid to the Named Executive Officers:

	2006 Cash Bonus
	Award Program	Additional Merit
Named Executive Officer and Title	Amount	Bonus Amount	Total
T. Jay Collins President and Chief Executive Officer	$469,000	$281,000	$750,000
M. Kevin McEvoy Executive Vice President	$290,000	$60,000	$350,000
Marvin J. Migura Senior Vice President and Chief Financial Officer	$281,000	$44,000	$325,000
George R. Haubenreich, Jr. Senior Vice President, General Counsel and Secretary	$275,000	$35,000	$310,000

     The Committee authorized the payment of $100,000 to Mr. Gardner, who participated in the 2006 Cash Bonus Award Program as a profit center executive.
     The Committee and Oceaneering’s Board of Directors authorized the payment of $1,000,000 to Mr. Huff, the maximum amount payable to him under the 2006 Cash Bonus Award Program.
2. Approval of 2007 Annual Cash Bonus Award Program
     The Committee approved a performance-based 2007 Cash Bonus Award Program under Oceaneering’s 2005 Incentive Plan, with any payments to be made no later than March 15, 2008. Bonuses under the Program will be determined by the level of achievement of net income for calendar year 2007 compared to the planned amount recommended by Oceaneering’s management and approved by the Committee. Under this Program, the maximum possible bonuses for the following executive officers, as a percentage of each officer’s base salary for 2007, is as follows:

		Maximum Bonus
		as a Percentage
	2007 Base Salary	of Base Salary
T. Jay Collins	$550,000	150%
M. Kevin McEvoy	$350,000	100%
Marvin J. Migura	$315,000	100%
George R. Haubenreich, Jr.	$295,000	100%
Philip D. Gardner	$230,000	80%
     These maximum bonus amounts do not take into account any additional merit bonuses that could be paid outside of the 2007 Cash Bonus Award Program.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.
By:	/s/ George R. Haubenreich, Jr.
George R. Haubenreich, Jr.
Senior Vice President, General Counsel and Secretary

Date: March 8, 2007

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